Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3

Name of Fund:	Goldman Sachs MLP Income Opportunities Fund
Name of Underwriter or Dealer Purchased From:	Wells Fargo Securities, LLC
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Barclays
Capital Inc.; BNP Paribas Securities Corp.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Ladenburg Thalmann & Co. Inc.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Mitsubishi UFJ Securities (USA), Inc.; Oppenheimer & Co. Inc.; PNC Capital Markets LLC; RBC Capital Markets, LLC; Scotia Capital (USA) Inc.; SunTrust Robinson Humphrey, Inc.; USCA Securities LLC; Wells Fargo Securities, LLC
Name of Issuer:	EQT Midstream Partners LP
Title of Security:	EQT MIDSTREAM PARTNERS LP
Date of First Offering:	03/12/2015
Dollar Amount Purchased:	9,531,920
Number of Shares or Par Value of Bonds Purchased:	125,420
Price Per Unit:	76.00
Resolution Approved:  	Resolution approved at the July 23, 2015 Board
Meeting.

Name of Fund:	Goldman Sachs MLP Income Opportunities Fund
Name of Underwriter or Dealer Purchased From:	Barclays Capital Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Barclays
Capital Inc.; Citigroup Global Markets Inc.; J.P. Morgan Securities LLC; Mitsubishi UFJ Securities (USA), Inc.; Raymond James & Associates, Inc.; RBC Capital Markets, LLC; USCA Securities LLC
Name of Issuer:	Enviva Partners LP
Title of Security:	ENVIVA PARTNERS, LP
Date of First Offering:	04/29/2015
Dollar Amount Purchased:	6,570,320
Number of Shares or Par Value of Bonds Purchased:	328,516
Price Per Unit:	20.00
Resolution Approved:  	Resolution approved at the July 23, 2015 Board Meeting.

Name of Fund:	Goldman Sachs MLP Income Opportunities Fund
Name of Underwriter or Dealer Purchased From:	Barclays Capital Inc.
Names of Underwriting Syndicate Members:	Goldman, Sachs & Co.; Barclays
Capital Inc.; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC; RBC Capital Markets, LLC; Robert W. Baird & Co. Inc.; Scott & Stringfellow, LLC; USCA Securities LLC; Wells Fargo Securities, LLC
Name of Issuer:	Summit Midstream Partners LP
Title of Security:	SUMMIT MIDSTREAM PARTNERS LP
Date of First Offering:	05/08/2015
Dollar Amount Purchased:	4,981,777
Number of Shares or Par Value of Bonds Purchased:	162,009
Price Per Unit:	30.75
Resolution Approved:  	Resolution approved at the July 23, 2015 Board Meeting.